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                                  EXHIBIT 4.3.3

                                                       Date of Grant: 12-13-01


                               THERMOGENESIS CORP.
                       NONQUALIFIED STOCK OPTION AGREEMENT


THIS OPTION AGREEMENT MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS AND CONDITIONS CONTAINED HEREIN. THE GRANT OF THIS OPTION SHALL NOT IMPOSE AN OBLIGATION UPON THE OPTIONEE TO EXERCISE THIS OPTION.

THIS OPTION AND THE SHARES UNDERLYING THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NEITHER THIS OPTION NOR THE SHARES UNDERLYING THIS OPTION MAY BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

     THIS AGREEMENT is made by and between THERMOGENESIS CORP., a Delaware corporation (the "Company") and Spencer Browne ("Optionee"), as of this 13th Day of December, 2002..

     In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants to Optionee, in the manner and subject to the conditions hereinafter provided, the right, privilege and option to purchase (the "Option") an aggregate of 25,000 shares of the Company's Common Stock, par value $.001, (the "Shares"). This Option is specifically conditioned on compliance with the terms and conditions set forth herein.

2. Term of Option. Subject to the terms, conditions, and restrictions set forth herein, the term of this Option shall be five (5) years from the date of grant (the "Expiration Date"). Any portion of this Option not exercised prior to the Expiration Date shall thereupon become null and void.

3. Exercise of Option.

     3.1. Vesting of Option. This Option shall become fully vested and exercisable immediately upon grant, subject to the terms of this Agreement.

     All or any portion of the shares underlying this Option may be purchased during the term of this Option, but not as to less than 50 shares (unless the remaining shares then constituting the Vested Portion of this Option is less than 50 shares) at any time.

     3.2. Manner of Exercise. This Option may be exercised from time to time, in whole or in part, by presentation of a Request to Exercise Form, substantially

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in the form attached hereto, to the Company at its principal office,  which Form must be duly executed by Optionee and accompanied by payment, in cash, cash equivalent or form of obligation acceptable to the Company, in the aggregate amount of the Exercise Price (as defined below), multiplied by the number of Shares the Optionee is purchasing at such time, subject to reduction for withholding for tax obligations as provided in Section 13.

     Upon receipt and acceptance by the Company of such Form accompanied by the payment specified, the Optionee shall be deemed to be the record owner of the Shares purchased, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing the Shares purchased under this Option may not then be actually delivered to the Optionee.

     3.3. Exercise Price. The exercise price (the "Exercise Price") payable upon exercise of this Option shall be $1.57 per share.

     3.4. Regulatory Compliance. This Option will not be effective unless it is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of this Option and also on the date of exercise or other issuance. Notwithstanding any other provision herein, the Company will have no obligation to issue or deliver certificates for Shares under this Option prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal laws or rulings of any governmental body that the Company determines to be necessary or advisable. Notwithstanding the foregoing the Company is under no obligation to separately register the options or shares issuable upon exercise of the options.

     3.5. Investment Intent at Grant. Optionee represents and agrees that the Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.

     3.6. Investment Intent at Exercise. In the event that the sale of Shares under this Agreement are not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

     3.7. Legends. All certificates for Shares or other securities delivered under this Option will be subject to such stock transfer orders, legends and other restrictions as the Company may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

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THE SHARES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THESE SHARES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY

     3.8. Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

     3.9. Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 3 shall be final and binding on Optionee and all other persons.

4. Limitations on Exercise.

     4.1. Suspension and Cancellation of Options. In the event the Board of Directors reasonably believes Optionee has committed an act of misconduct including, but limited to acts specified below, the Board of Directors may suspend the Optionee's right to exercise any Option granted hereunder pending final determination by the Board. If Optionee is determined by the Board to have: (i) committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to Company or a Subsidiary; (ii) deliberately disregarded the rules of Company or a Subsidiary which resulted in loss, damage or injury to Company or a Subsidiary; (iii) made any unauthorized disclosure of any trade secret or confidential information of Company or a Subsidiary; (iv) induced any client or customer of Company or a Subsidiary to break any contract with Company or a Subsidiary or induced any principal for whom Company or a Subsidiary acts as agent to terminate such agency relations; or (v) engaged in any substantial conduct which constitutes unfair competition with Company or a Subsidiary, neither the Participant nor his estate shall be entitled to exercise any Option hereunder. The determination of the Board shall be final and conclusive. In making its determination, the Board shall give the Optionee an opportunity to appear and be heard at a hearing before the full Board and present evidence on the Optionee's behalf. Without limiting the generality of the foregoing, the Optionee shall pay to the Company any gain realized by from exercising all or any portion of the Options hereunder during a period beginning six (6) months prior to such suspension or cancellation pursuant to this Section 4.1. Notwithstanding the foregoing, this option shall be cancelled and not capable of exercise upon the Board's determination that Optionee has engaged in any of the following conduct:

               i. engaged in any commercial activity in competition with any part of the business of Company or a Subsidiary;

               ii.  diverted or attempted to divert from Company or a Subsidiary business of any kind, including, without limitation, interference with any business relationship with suppliers, customers, licensees, licensors or contractors;

               iii. made, or caused or attempted to cause any other person to make, any statement, either written or oral, or conveying any information about Company or a Subsidiary which is disparaging or which in any way reflects negatively upon Company or a Subsidiary;

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               iv. engaged in any other  activity that is inimical,  contrary or harmful to the interests of Company or a Subsidiary, including influencing or advising any person who is employed by or in the service of Company or a Subsidiary to leave such employment or service to compete with Company or a Subsidiary or to enter into the employment or service of any actual or prospective competitor of Company or a Subsidiary, or to have influenced or advised any competitor of Company or a Subsidiary to employ or to otherwise engage the services of any person who is employed by Company or in the service of Company, or improperly disclosed or otherwise misused any confidential information regarding Company or a Subsidiary; or

               v. refused or failed to provide, upon the request of Company or a Subsidiary, a certification, in a form satisfactory to Company or a Subsidiary, that he or she is in full compliance with the terms and conditions of this Agreement.

     4.2 Interpretation. Should any provision to this Section 4. be held to be invalid or illegal, such illegality shall not invalidate the whole of this
Section 4, but, rather, this Agreement shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly.

5. Restrictions on Transfer of Option. This Option is not transferable by Optionee other than by will or the laws of descent and distribution and is exercisable only by the Optionee during his lifetime except as provided in
Section 4.2. above.

6. Adjustment for Changes in Capitalization. The existence of this Option shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the
Shares, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. If the outstanding shares of the Company's Common Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, reverse stock split, combination of shares, stock dividend or other similar event, an appropriate adjustment of the number and kind of securities with respect to which this Option may be exercised and the exercise price at which this Option may be exercised will be made.

7. Dissolution, Liquidation, Merger.

     7.1. Company Not The Survivor. In the event of a dissolution or liquidation of the Company, a merger, consolidation, combination or reorganization in which the Company is not the surviving corporation, or a sale of substantially all of the assets of the Company (as determined in the sole discretion of the Board of Directors), the Board of Directors, in its absolute discretion, may cancel each outstanding Option upon payment in cash to the Optionee of the amount by which any cash and the fair market value of any other property which the Optionee would have received as consideration for the shares of Stock covered by the Option if the Option had been exercised before such liquidation, dissolution, merger, consolidation or sale exceeds the exercise price of the Option.

     7.2. Company is the Survivor. In the event of a merger, consolidation, combination or reorganization in which the Company is the surviving corporation, the Board of Directors shall determine the appropriate adjustment of the number

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and  kind of  securities  with  respect  to  which  outstanding  Options  may be exercised, and the exercise price at which outstanding Options may be exercised. The Board ofDirectors shall determine, in its sole and absolute discretion, when the Company shall be deemed to survive for purposes of this Agreement.

8. Reservation of Shares. The Company agrees that prior to the earlier of the expiration of this Option or the exercise and purchase of the total number of Shares represented by this Option, there shall be reserved for issuance and delivery upon exercise of this Option such number of the Company's authorized and unissued Shares as shall be necessary to satisfy the terms and conditions of this Agreement. However, see Section 15 with respect to the Company's obligation to comply with the securities laws.

9. No Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any Shares covered by this Option unless the Optionee shall have exercised this Option, and then only with respect to the shares underlying the portion of the Option exercised. The Optionee shall have no right to vote any Shares, or to receive distributions of dividends or any assets or proceeds from the sale of Company assets upon liquidation until Optionee has effectively exercised this Option and fully paid for such Shares. Subject to Section 6, no adjustment shall be made for dividends or other rights for which the record date is prior to the date title to the Shares has been acquired by the Optionee.

10. No Rights to Employment or Continued Employment. The grant of this Option shall in no way be construed so as to confer on Optionee the rights to employment or continued employment by the Company. Nothing hereunder shall confer upon any Optionee any right to employment or to continue in the employ or consultancy of the Company or a Subsidiary, or to interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to terminate or discharge any Optionee at any time for any reason whatsoever, with or without cause.

11. [omitted]

12. Participation in Other Option Plans. The grant of this Option shall not prevent Optionee from participating or being granted other options in the same or other plans provided, however, that the Optionee meets the eligibility requirements, and such participation or grant does not prevent the other plan from meeting the requirements of the Internal Revenue Code of 1986, as amended.

13. Payment of Taxes. Optionee shall pay the Company in cash all local, state and federal withholding taxes applicable, in the Company's absolute discretion, to the grant or exercise of this Option, or the transfer or other disposition of Shares acquired upon exercise of this Option. Any such payment must be made promptly when the amount of such obligation becomes determinable. The Board of Directors may, in lieu of such cash payment, withhold that number of Shares sufficient to satisfy such withholding.

14. Issue and Transfer Tax. The Company will pay all issuance taxes, if any, attributable to the initial issuance of Shares upon the exercise of the Option; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Optionee.

15. Compliance with Securities Laws. The Company shall not be obligated to issue any Shares upon exercise of this Option unless such Shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the Shares are otherwise in compliance with all

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applicable securities laws. The Company intends to register the Shares under the federal securities laws and to take whatever other steps may be necessary to enable the Shares to be offered and sold under federal or other securities laws. Upon exercising all or any portion of this Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Shares or subsequent transfers of any interest in such Shares to comply with applicable securities laws. Evidences of ownership of Shares acquired upon exercise of this Option shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws or this Agreement.

     15.1. SEC Holding Requirements. To the extent required by Rule 16b-3, as promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, all Optionees who are officers or directors of the Company shall not be entitled to transfer any shares of Class A Common Stock that they receive from the exercise of the Options granted hereunder for a period of six (6) months from the date that such Options were granted. Any stock issued upon conversion during the initial six (6) month period shall be appropriately legended with respect to this restriction.

16. Arbitration. Any controversy, dispute or claim arising out of or relating to this Option which cannot be amicably settled including, but not limited to, the suspension or termination of Optionee's right in accordance with Section 11 above, shall be settled by arbitration conducted in Sacramento County or such other mutually agreed upon location. Said arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association at a time and place within the above-referenced location as selected by the arbitrator(s).

     16.1. Initiation of Arbitration. After seven (7) days prior written notice to the other, either party hereto may formally initiate arbitration under this Agreement by filing a written request therefor, and paying the appropriate filing fees, if any.

     16.2. Hearing and Determination Dates. The hearing before the arbitrator shall occur within thirty (30) days from the date the matter is submitted to arbitration. Further, a determination by the arbitrator shall be made within forty-five (45) days from the date the matter is submitted to arbitration. Thereafter, the arbitrator shall have fifteen (15) days to provide the parties with his or her decision in writing. However, any failure to meet the deadlines in this section will not affect the validity of any decision or award.

     16.3. Binding Nature of Decision. The decision of the arbitrator shall be binding on the parties. Judgment thereon shall be entered in a court of competent jurisdiction.

     16.4. Injunctive Actions. Nothing herein contained shall bar the right of either party to seek to obtain injunctive relief or other provisional remedies against threatened or actual conduct that will cause loss or damages under the usual equity rules including the applicable rules for obtaining preliminary injunctions and other provisional remedies.

     16.5. Costs. The cost of arbitration, including the fees of the arbitrator, shall initially be borne equally by the parties; provided, the prevailing party (as determined by the arbitrator in accordance with California Code of Civil Procedure Section 1032) shall be entitled to recover such costs, in addition to attorneys' fees and other costs, in accordance with Section 19 of this Agreement.

17. Notices. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return

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receipt requested; provided, however, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

         To the Optionee:





         To the Company:

                           THERMOGENESIS CORP.
                           3146 Gold Camp Drive
                           Rancho Cordova, California 95670
                           Attention:  Corporate Secretary
                           Facsimile: (916) 858-5199


18. Applicable Law. This Option and the relationship of the parties in connection with its subject matter shall be governed by, and construed under, the laws of the State of California.

19. Attorneys Fees. In the event of any litigation, arbitration, or other proceeding arising out of this Option the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys' fees. Any judgment, order, or award entered in any such proceeding shall designate a specific sum as such an award of attorney's fees and costs incurred. This attorneys' fee provision is intended to be severable from the other provisions of this Agreement, shall survive any judgment or order entered in any proceeding and shall not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal shall likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.

20. Governmental Compliance. The Option granted hereby shall be subject to the requirement that, if at any time the Company shall determine, in its sole discretion, that the listing upon any securities exchange or the registration or qualification under any state or federal securities laws of the Common Stock covered thereby or the consent or approval of any governmental or regulatory agency is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of the Common Stock thereunder, no such Option may be exercised, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

21. Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, and successors.

22. Counterparts. This Option may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF,  this Option Agreement has been executed as of the 13th day of December, 2001, at Rancho Cordova, California.


THE COMPANY:                               THERMOGENESIS CORP.


                                           By:__________________________
                                              James H. Godsey
                                              President & C.O.O.

__________________________________
Renee Ruecker, Assistant Secretary


OPTIONEE:                                  ______________________________

                            REQUEST TO EXERCISE FORM



                                                Dated:______________



     The undersigned hereby irrevocably elects to exercise all or part, as specified below, of the Vested Portion of the option ("Option") granted to him pursuant to a certain stock option agreement ("Agreement") effective _____________________, between the undersigned and THERMOGENSIS CORP. (the "Company") to purchase an aggregate of ________ shares of the Company's Common Stock, par value $0.001 (the "Shares").

     The undersigned hereby tenders cash, cash equivalent or a promissory note in a form acceptable by the Company in the amount of $______ per share multiplied by __________, the number of Shares he is purchasing at this time, for a total of $_____________, which constitutes full payment of the total Exercise Price thereof.


                                       INSTRUCTIONS FOR REGISTRATION OF SHARES
                                       IN COMPANY'S TRANSFER BOOKS


                                 Name:  ____________________________________
                                 (Please typewrite or print in block letters)

                                 Address:____________________________________

                                         ____________________________________

                                 Signature:__________________________________


Accepted by THERMOGENESIS CORP.:


By: ____________________________

    ____________________________
    Name

    ____________________________
    Title